Exhibit 99.2

PRELIMINARY—SUBJECT TO COMPLETION, DATED DECEMBER 20, 2018

PENN VIRGINIA CORPORATION

16285 PARK TEN PLACE, SUITE 500

HOUSTON, TX 77084

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on [●]. Have your WHITE proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on [●], 2019. Have your WHITE proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card sent by mail must be received no later than 11:59 P.M., Eastern Time, on [●], 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals 1 and 2:

1	A proposal to approve the Agreement and Plan of Merger, dated as of October 28, 2018 (the “Merger Agreement”), by and among Denbury Resources Inc., Dragon Merger Sub Inc., DR Sub LLC and Penn Virginia Corporation (“Penn Virginia”).	For ☐	Against ☐	Abstain ☐

2	A proposal to approve, by a non-binding advisory vote, certain compensation arrangements that may be paid or become payable to Penn Virginia’s named executive officers in connection with the mergers contemplated by the Merger Agreement.	For ☐	Against ☐	Abstain ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Penn Virginia special meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Prospectus, Notice & Proxy Statement is/are available at www.proxyvote.com.

PENN VIRGINIA CORPORATION

This proxy is solicited by the Board of Directors

Special Meeting of Shareholders

[●], 2019, [●] A.M. CST

The undersigned hereby appoint(s) John A. Brooks and Steven A. Hartman, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PENN VIRGINIA CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [●] A.M. CST on [●], 2019, at [●], and to transact such other business as may properly come before the meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Please refer to the reverse side for voting instructions.

Should the undersigned be present and choose to vote at the Special Meeting of Shareholders, and once the Company’s Corporate Secretary is notified of the decision to terminate this proxy, then the power of the proxies will be terminated.

The instructions submitted by proxy card, telephone or Internet must be provided no later than 11:59 P.M., Eastern Time, on [●].

IMPORTANT – THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE IF SUBMITTED BY MAIL